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                                                                       Exhibit 1




                         UNITED FIRE & CASUALTY COMPANY

                   2,000,000 Cumulative Convertible Redeemable
                     Preferred Stock, Series A, no par value


                             UNDERWRITING AGREEMENT
                             ----------------------
                                                                __________, 2002

McDonald Investments Inc.
As Representative of the Several Underwriters
c/o McDonald Investments Inc.
McDonald Investment Center
800 Superior Avenue
Cleveland, Ohio  44114

Ladies and Gentlemen:

     1. Introductory. United Fire & Casualty Company, an Iowa corporation (the "Company"), proposes to issue and sell 2,000,000 shares of its $25 __% Cumulative Convertible Redeemable Preferred Stock, Series A, no par value (the "Preferred Shares"), which are authorized but unissued, upon the terms hereinafter set forth in this Underwriting Agreement (the "Agreement") to the Underwriters named in Schedule A hereto (the "Underwriters"), who are acting severally and not jointly, and for whom you are acting as Representative. The 2,000,000 Preferred Shares to be purchased from the Company are hereinafter referred to as the "Firm Stock." The Company also proposes to sell to the Underwriters, at their option, an aggregate of not more than 300,000 additional Preferred Shares, which are hereinafter referred to as the "Option Stock," to cover over-allotments. The Firm Stock and the Option Stock are hereinafter collectively referred to as the "Stock" and are more fully described in the Registration Statement (as hereinafter defined) and the Prospectus (as hereinafter defined). The Company hereby confirms its several agreements with you, acting as the Representative of the Underwriters. Except as may be expressly set forth below, any references to you in this Agreement shall be solely in your capacity as the Representative of the Underwriters.

     2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

          (a) Schedule B hereto sets forth each corporation, association or other entity that is directly or indirectly owned or controlled by the Company (collectively, the "Subsidiaries"). Each of the Company and the Subsidiaries has been duly incorporated (or otherwise formed, as appropriate) and is validly existing as a corporation (or other entity, as appropriate) in good standing under the laws of the state of its formation, with power and authority (corporate and other) to own and lease its properties and conduct its business as

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described in the Prospectus. Each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the nature of the business as presently conducted by it, or the nature of the property owned or leased by it, requires such qualification (except for those jurisdictions in which the failure to so qualify or be in good standing will not have a material adverse effect on the business, prospects, properties, assets, results of operation or condition (financial or other) of the Company or such Subsidiary). Except as disclosed in the Registration Statement, neither the Company nor any Subsidiary owns, directly or indirectly, any equity securities or securities convertible into or exchangeable for equity securities of any other corporation, association, partnership, joint venture, Massachusetts or other business trust or any other business enterprise, other than passive investments which do not represent more than 2% of the voting power of such enterprise.

          (b) This Agreement has been duly and validly authorized, executed and delivered on behalf of the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          (c) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission"), in accordance with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules, regulations and interpretive releases of the Commission thereunder (the "Rules and Regulations"), a registration statement on Form S-3 (Registration No. 333-83446), and amendments thereto, including a preliminary prospectus relating to the Stock in the form heretofore delivered to you, and also delivered to you for each of the other Underwriters. If such registration statement has not become effective, an amendment (the "Final Amendment") to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become effective, will promptly be filed by the Company with the Commission. If such registration statement has become effective and any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, which amendment or amendments shall be in form reasonably acceptable to you, the most recent such amendment shall have been declared effective by the Commission. If such registration statement has become effective, a final prospectus (the "Rule 430A Prospectus") relating to the Stock and containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Rules and Regulations will promptly be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations. No stop order suspending the effectiveness of such registration statement or any part thereof shall have been issued and not withdrawn, and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, contemplated by the Commission. Any preliminary prospectus filed as part of such registration statement, or amendments thereof, before it became effective under the Act and any prospectus filed with the Commission by the Company with the consent of the Representative pursuant to Rule 424(a) of the Rules and Regulations shall hereinafter be referred to as a "Preliminary Prospectus," and the final prospectus relating to the Stock in the form first filed pursuant to Rule 424(b)(1) or (4) of the Rules and Regulations or, if no such filing is required, the form of final prospectus included in the registration statement, shall be hereinafter referred to as the "Prospectus." The term "Registration Statement" shall hereinafter refer to such registration statement, as amended at the time that it becomes or became effective, or, if applicable, as amended at the time the most recent post-effective amendment to such registration statement filed with the Commission prior

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to the date of this Agreement became effective (the "Effective Date"), including all exhibits thereto and all information deemed to be a part thereof at such time pursuant to Rule 430A(b) of the Rules and Regulations.

          (d) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Rules and Regulations, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein.

          (e) At the Effective Date and at the respective Closing Dates (as hereinafter defined) of the offering: (i) the Registration Statement and any amendments thereof contained or will contain all statements of material fact that are required to be stated therein in accordance with the Act and the applicable Rules and Regulations, and conformed or will conform in all material respects with the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor any amendment thereof included or will include any untrue statement of a material fact or omitted or will omit any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus and any amendments thereof or supplements thereto contained or will contain all statements of material fact that are required to be stated therein in accordance with the Act and the applicable Rules and Regulations, and conformed or will conform in all material respects with the requirements of the Act and the Rules and Regulations, and neither the Prospectus nor any amendment thereof or supplement thereto included or will include any untrue statement of a material fact or omitted or will omit any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection (e) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein.

          (f) The Company has the duly authorized, issued and outstanding capitalization as set forth under "Capitalization" in the Prospectus. As of the date of this Agreement and immediately prior to the First Closing Date (as hereinafter defined), none of the Preferred Shares are or will be outstanding. In the event a Second Closing Date (as hereinafter defined) occurs, the only outstanding Preferred Shares will be those sold to the Underwriters pursuant to this Agreement. All of the outstanding shares of common stock of the Company (the "Common Shares") have been duly authorized and validly issued, are fully paid and nonassessable, are free of any preemptive rights, rights of first refusal or similar rights, were issued and sold in compliance with applicable federal and state securities laws and conform to the description thereof contained in the Prospectus, and any certificates for the Common Shares are in due and legal form under Iowa law. Except as described in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no

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commitments, plans or arrangements to issue, any shares of capital stock of the
Company or any security convertible or exchangeable or exercisable for capital stock of the Company. There are no contracts, agreements or understandings between the Company and any person or entity granting such person or entity the right to require the Company to file a registration statement under the Act with respect to any securities owned or to be owned by such person or entity or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act, other than such contracts, agreements or understandings as have been satisfied by the inclusion of securities in the Registration Statement.

          (g) The Preferred Shares conform in substance to all statements in relation thereto contained in the Registration Statement and the Prospectus and the Firm Stock has been duly authorized and, when (and, with respect to the Option Stock, if) issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, free of any preemptive rights, rights of first refusal or similar rights and will conform in substance to the description thereof contained in the Prospectus. All corporate action required to be taken for the issuance of the Stock by the Company has been validly and sufficiently taken. The certificates for the Stock are in due and legal form under Iowa law.

          (h) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Prospectus, (i) neither the Company nor any Subsidiary has incurred any material liability or obligation, direct or contingent, or entered into any material transaction, (ii) there has not been any change (on a pro forma basis or otherwise) in the capital stock or short-term or long-term debt of the Company, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, prospects, properties, assets, results of operations or condition (financial or other) of the Company, (iii) there has not been any dividend of any kind declared, paid or made by the Company on its capital stock other than dividends declared, paid or made in accordance with past practices and (iv) the Company has not sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute, work stoppage or work slowdown or court or governmental action, order or decree which could have a material adverse effect on the business, prospects, properties, assets, results of operations or condition (financial or other) of the Company.

          (i) The execution, delivery and performance of this Agreement by the Company, the consummation by the Company of the transactions herein contemplated, the issuance and sale of the Stock by the Company and the compliance by the Company with all the provisions of this Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any pledge, lien, encumbrance, equity, security interest, charge or claim upon any of the property or assets of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement, lease, contract or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company are subject, nor will such action result in any violation of the provisions of the Third Amended and Substituted Articles of Incorporation or the By-Laws or other organizational documents, in each case as

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amended to the date hereof, of the Company, or any statute or any order, ruling, judgment, decree, rule or regulation applicable to the Company or any Subsidiary of any court or governmental agency or body having jurisdiction over the Company or its Subsidiaries or its business, properties or assets.

          (j) The audited financial statements, including the notes and schedules thereto, of the Company included or incorporated by reference in the Registration Statement and the Prospectus fairly present in all material respects the financial condition of the Company as of the dates indicated and the results of operations and cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved except to the extent disclosed therein. Any pro forma financial statements, including any notes and schedules thereto, of the Company included or incorporated by reference in the Registration Statement and the Prospectus fairly present in all material respects the pro forma financial condition of the Company as of the dates indicated and the pro forma results of operations and cash flows for the periods therein specified and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus, and have been prepared to give effect to certain assumptions and proposed transactions made on reasonable bases that are fully and accurately described in the Prospectus, and any and all pro forma adjustments have been properly applied on reasonable bases that are fully and accurately described therein. The selected financial and statistical data included in the Prospectus are accurate in all material respects and fairly present the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus. No other financial statements, notes or schedules are required to be included in the Registration Statement and the Prospectus in compliance with the Act and the Rules and Regulations.

          (k) Arthur Andersen LLP have certified certain financial statements of the Company, have delivered their report with respect to the audited financial statements, notes and schedules included in the Registration Statement and the Prospectus, and are independent public accountants within the meaning of the Act and the Rules and Regulations, Regulation S-X promulgated by the Commission.

          (l) Each of the Company and the Subsidiaries possesses all material authorizations, approvals, orders, licenses, certificates, consents and permits of and from all governmental or regulatory officials and bodies (collectively, the "Licenses") as are necessary under applicable law to own or lease, as the case may be, and to operate its properties and to conduct its business as presently conducted and as described in the Prospectus, and neither the Company nor any Subsidiary has received any notice of any material restriction upon, or any notice of proceedings relating to the revocation or material modification of any such Licenses, all such Licenses are valid and in full force and effect and the Company and each Subsidiary is operating in compliance in all material respects with the terms and provisions of such Licenses.

          (m) Neither the Company nor any Subsidiary is (by virtue of any action, omission to act, contract to which it is a party or by which it is bound, or any occurrence or state of facts whatsoever) in violation of, and neither the Company nor any Subsidiary has received any outstanding notice of a violation of, any applicable foreign, federal, state, county or

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local laws, statutes, rules, orders, regulations or ordinances relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals into the air, water, land or groundwater, to the withdrawal or use of groundwater, to the use, handling or disposal of polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, or to exposure to toxic, hazardous or other controlled, prohibited or regulated substances, which violation would have a material adverse effect on the business, prospects, properties, assets, results of operations or condition (financial or other) of the Company, or that might materially and adversely affect the consummation of the transactions contemplated by this Agreement. In addition, and irrespective of such compliance, neither the Company nor any Subsidiary is subject to any liability for environmental remediation or clean-up, including any liability or class of liability of a lessee under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or under the Resource Conservation and Recovery Act of 1976, as amended, which liability would have a material adverse effect on the business, prospects, properties, assets, results of operations or condition (financial or other) of the Company, or that might materially and adversely affect the consummation of the transactions contemplated by this Agreement.

          (n) There are no legal or governmental actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened or contemplated to which the Company or any of its Subsidiaries, executive officers or directors is a party, or of which the business, property or assets (including, without limitation, any of the Licenses) of the Company, or any of the Company's employees is the subject that is required to be described in the Prospectus or that, individually or in the aggregate (after giving effect to any applicable insurance, reinsurance or reserves therefor), could have a material adverse effect or a prospective material adverse effect on the business, prospects, properties, assets, results of operations or condition (financial or other) of the Company or that might materially and adversely affect the consummation of the transactions contemplated by this Agreement, except as set forth in the Prospectus. Neither the Company nor any Subsidiary is subject to any outstanding order, ruling, judgment, award or decree that could have a material adverse effect on the business, prospects, properties, assets, results of operations or condition (financial or other) of the Company; and all pending legal or governmental proceedings to which the Company or its Subsidiaries is a party or by which the business, property or assets of the Company are subject that are not described in the Prospectus, including ordinary routine litigation incidental to its business, are, considered individually or in the aggregate, not material.

          (o) Neither the Company nor any Subsidiary is in violation of its Articles of Incorporation, By-Laws or other organizational documents, in each case as amended to the date hereof, and no default exists, and no event has occurred that, with notice or lapse of time, or both, would constitute an event of default by the Company or any Subsidiary in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, loan agreement, lease, contract or other agreement or instrument material to the Company, to which the Company or such Subsidiary is a party or by which the Company or such Subsidiary or its business, properties or assets are bound. Neither the Company nor any Subsidiary is in violation of, in any material respect, any applicable statute or any applicable

                                       6

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order, ruling, judgment, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or such Subsidiary or its business, properties or assets.

          (p) The Company and each Subsidiary has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, charges, encumbrances, restrictions and defects except those that are described in the Prospectus, or those that do not materially affect the value of such property and do not interfere with the use currently made and proposed to be made of such property by the Company or such Subsidiary. Any real property and buildings held under lease or sublease by the Company or any Subsidiary is held by it under valid, subsisting and enforceable leases or subleases, as the case may be, with such exceptions as are not material and do not interfere with the use currently made and proposed to be made of such real property and buildings by the Company or such Subsidiary. Neither the Company nor any Subsidiary has received any notice of any claim that has been asserted by anyone adverse to the rights of the Company or such Subsidiary under any such lease or sublease or affecting or questioning the rights of the Company or any Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

          (q) Other than as set forth in the Prospectus, the Company owns or possesses all patents, patent rights, licenses, inventions, copyrights, technology, know-how (including trade secrets, applications and other unpatented or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, trademark registrations and service mark registrations (collectively, "Proprietary Rights") used in or necessary for the conduct of its business as now conducted and as proposed to be conducted as described in the Prospectus; the Company has the right to use all Proprietary Rights used in or necessary for the conduct of its business without infringing the rights of any person or violating the terms of any licensing or other agreement to which the Company is a party and, to the knowledge of the Company, no person is infringing upon any Proprietary Right which the Company has the sole and exclusive right to use; no charges, claims or litigation have been asserted or, to the knowledge of the Company, threatened against the Company contesting the right of the Company to use, or the validity of, any Proprietary Right or challenging or questioning the validity or effectiveness of any license or agreement pertaining thereto or asserting the misuse thereof and, to the knowledge of the Company, no valid basis exists for the assertion of any such charge, claim or litigation; all licenses and other agreements to which the Company is a party relating to Proprietary Rights are in full force and effect and constitute valid, binding and enforceable obligations of the Company and, to the knowledge of the Company, the other respective parties thereto, and there have not been and there currently are not any defaults that would have a material adverse effect on the Company, or its business, prospects, properties, assets, results of operations or condition (financial or other) and no event has occurred that, with notice or lapse of time, or both, would constitute an event of default under any license or other agreement affecting Proprietary Rights used in or necessary for the conduct of the business of the Company by any party; and except as set forth in the Prospectus, the validity, continuation and effectiveness of all such licenses and other agreements, and the current terms thereof, will not be affected by the transactions contemplated by this Agreement.

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          (r) No consent, approval, authorization, order, license, certificate, permit, registration or qualification of or with any court or governmental agency or body is required of the Company for the issuance and sale of the Firm Stock (or, if applicable, the Option Stock) or the consummation by the Company of the transactions herein contemplated, except: (i) as required under the Act or the Rules and Regulations with respect to the Firm Stock (or, if applicable, the Option Stock); (ii) as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the rules, regulations and interpretive releases of the Commission thereunder (the "Exchange Act Rules and Regulations") with respect to the Firm Stock (or, if applicable, the Option Stock); (iii) for such consents, approvals, authorizations, orders, licenses, certificates, permits, registrations or qualifications as may be required under securities or Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Firm Stock (or, if applicable, the Option Stock) by the Underwriters; and (iv) for such consents or approvals as may be required of the Iowa Insurance Commissioner and the Iowa Attorney General; and all such consents, approvals, authorizations, orders, licenses, certificates, permits, registrations or qualifications have been obtained.

          (s) The Stock is exempt from registration under Section 12(g) of the Exchange Act and has been authorized for trading on the Nasdaq National Market System ("Nasdaq"), the latter being subject only to official notice of issuance.

          (t) The outstanding debt and the business, prospects, properties, assets, results of operations and condition (financial or other) of the Company conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

          (u) The Company and each Subsidiary has filed on a timely basis all federal, state, county, local and foreign income, franchise or other tax returns required to be filed through the date hereof and has paid all taxes that have become due, whether pursuant to any assessments or otherwise, and there is no further liability (whether or not disclosed on such returns) or assessments for any such taxes, and no interest or penalties have accrued or are accruing with respect thereto, except for such taxes, interest and penalties being contested in good faith or as may be set forth or adequately reserved for in the financial statements included in the Registration Statement and the Prospectus; no tax deficiency has been asserted against the Company or any Subsidiary, nor does the Company know of any tax deficiency, that if determined adversely could have a material adverse effect on the business, prospects, properties, assets, results of operations or condition (financial or other) of the Company; and the amounts currently established as provisions for taxes by the Company on its books and records are sufficient for the payment of all its unpaid federal, state, county, local and foreign taxes accrued through the dates as of which such books and records speak, and for which the Company may be liable in its own right, or as a transferee of the assets of, or as successor to, any other corporation, association, partnership, joint venture or other entity.

          (v) The Company and each Subsidiary is in compliance, in all material respects, with all applicable insurance laws governing the Company and such Subsidiary and its business and has made all necessary filings in connection therewith.

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          (w) The Company and each Subsidiary maintains insurance of the types and in the amounts required by any indenture, mortgage, deed of trust, loan agreement, lease, contract or other agreement or instrument to which the Company or such Subsidiary is a party or by which the Company or such Subsidiary is bound or to which any of the property or assets of the Company or such Subsidiary are subject and as is generally deemed adequate for the conduct of its business, the value of its business, properties and assets and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering (i) personal injury claims and
(ii) real and personal property owned or leased by the Company or such Subsidiary against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

          (x) No labor disturbance by the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is threatened or imminent that could have a material adverse effect on the business, prospects, properties, assets, results of operation or condition (financial or other) of the Company or such Subsidiary, and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers that could have a material adverse effect on the business, prospects, properties, assets, results of operation or condition (financial or other) of the Company or any Subsidiary.

          (y) Neither the Company nor any Subsidiary is in violation of, and it has not received any outstanding notice of a violation of, any federal or state law relating to equal employment or discrimination in the hiring, promotion or paying of employees or civil rights generally, any federal or state law relating to discrimination with respect to the issuance of insurance policies or establishing the premiums therefor, any applicable federal or state wages and hours laws or any provisions of the Employee Retirement Income Security Act of 1974, as amended, including the rules, regulations and published interpretations thereunder ("ERISA"), where such violation could have a material adverse effect on the business, prospects, properties, assets, results of operation or condition (financial or other) of the Company; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability that could have a material adverse effect on the business, prospects, properties, assets, results of operation or condition (financial or other) of the Company; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" (as defined in ERISA) or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the rules, regulations and published interpretations thereunder (the "Code"); and each "pension plan" (as defined in ERISA) for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification.

          (z) The Company has obtained, or will obtain prior to the First Closing Date, the agreement of each of its affiliates (as defined in Rule 144(a)(1) of the Act) (including, but not limited to, each of its executive officers, directors and certain shareholders), all of whom are identified on Schedule C hereto, that, for a period of ninety (90) days from the date of the

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Prospectus, such persons will not, without the prior written consent of McDonald
Investments Inc., directly or indirectly, sell, offer to sell, contract to sell, grant any option for the sale of, transfer, distribute or otherwise dispose of by any means (or publicly announce any intention to do the foregoing) any Preferred Shares or Common Shares (including, without limitation, Preferred Shares or Common Shares that may be deemed to be beneficially owned by such persons in accordance with the applicable Exchange Act Rules and Regulations) or any securities convertible into or exchangeable or exercisable for Preferred Shares or Common Shares that such person has or will have the right to acquire through options, warrants, subscriptions or other rights, other than, in the case of individuals, under certain limited circumstances.

          (aa) Neither the Company nor any of its directors, officers, agents, employees or affiliates (as defined in the Act and the Rules and Regulations) has taken or will take, directly or indirectly, any action designed to stabilize or manipulate, or that has constituted, or might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company in order to facilitate the sale or resale of the Stock or otherwise.

          (bb) The Company and each Subsidiary (i) makes and keeps accurate books and records and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed only in accordance with management's general or specific authorization, (B) transactions are recorded in conformity with generally accepted accounting principles as necessary to permit the preparation of financial statements and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's specific or general authorization, and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (cc) Neither the Company nor any of its directors, officers, agents, employees or other persons acting on behalf of the Company has (i) used any corporate funds for any unlawful contribution, payment, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment or received or retained any contribution, payment, gift or expenditure in violation of any law, rule or regulation.

          (dd) The Company does not, and does not intend to conduct, its business in a manner in which it would become and, after giving effect to the offering and sale of the Stock, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act") and the rules and regulations of the Commission thereunder.

          (ee) The Company does not conduct business with the government of Cuba or with any person or affiliate located in Cuba, within the meaning of Section
517.075 of the Florida Statutes.

          (ff) There are no statutes or regulations or any contracts or other documents that are required to be described in the Prospectus, incorporated by reference therein or filed as exhibits to the Registration Statement by the Act or the Rules and Regulations and are not so described in the Prospectus, incorporated by reference therein or filed as exhibits to the Registration Statement as required by the Act and the Rules and Regulations; and all such contracts to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company, have been performed and/or are being performed in all material respects and are enforceable against the Company, in each case, in accordance with the terms thereof.

          (gg) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, shareholders, affiliates, customers or suppliers of the Company, on the other hand, that is required by the Act or the Rules and Regulations to be described in the Prospectus or incorporated by reference therein and are not so described in the Prospectus or incorporated by reference therein.

          (hh) The Company has no agreements or understandings with any person or entity (i) concerning the future acquisition by the Company of a controlling interest in any entity or (ii) concerning the future acquisition by any person or entity of a controlling interest in the Company, that are not disclosed in the Prospectus or incorporated by reference therein.

          (ii) Other than with respect to the Underwriters, the Company has not incurred any liability for finder's or broker's fees or agent's commissions in connection with the execution and delivery of this Agreement, the offer and sale of the Stock or the transactions contemplated hereby.

     Any certificate executed by an authorized officer of the Company and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

     3. Sale, Purchase and Delivery of Stock. (a) On the basis of the representations, warranties and agreements herein contained, subject to the terms and conditions set forth herein, the Company hereby agrees to issue and sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective number of shares of the Firm Stock set forth opposite the Underwriter's name in Schedule A hereto, at a price of $_____ per share.

          (b) The Company will deliver the Firm Stock to you for the respective accounts of the several Underwriters at the office of McDonald Investments Inc., McDonald Investment Center, 800 Superior Avenue, Cleveland, Ohio 44114, at 10:00 a.m., Eastern Time, or to your designee at a specified place at the same time, against payment of the purchase price therefor in immediately available funds to the order of the Company on the third full business day after the date of this Agreement (or, if the Firm Stock is priced after 4:30 p.m., Eastern Time, on the date of this Agreement, the fourth full business day after the date of this

Agreement), or at such other time not later than seven full business days after such public offering as you shall determine, such time and place being herein referred to as the "First Closing Date." Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The certificates representing the shares of the Firm Stock to be so delivered will be in such denominations and registered in such names as you may specify to the Company at or before 3:00 p.m., Eastern Time, on the second full business day prior to the First Closing Date. Such certificates will be made available for checking and packaging at least twenty-four (24) hours prior to the First Closing Date.

          (c) On the basis of the representations, warranties and agreements herein contained, subject to the terms and conditions set forth herein, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 300,000 additional shares in the aggregate of Option Stock at the purchase price set forth in Section 3(a) hereof, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Stock. The option granted hereunder may be exercised at any time (but not more than once) within thirty (30) days after the date of this Agreement, upon written or telephonic (subsequently confirmed in writing) notice by the Representative to the Company setting forth the aggregate number of shares of Option Stock upon which the Underwriters are exercising the option and the time and place at which certificates representing such shares of Option Stock will be delivered, such time (which, unless otherwise determined by you and the Company, shall not be earlier than three (3) nor later than ten (10) full business days after the exercise of said option), if not the First Closing Date, shall be herein referred to as the "Second Closing Date" and each of the First Closing Date and the Second Closing Date shall be herein referred to as a "Closing Date." The number of shares of Option Stock to be sold by the Company to each Underwriter and purchased by such Underwriter from the Company shall be the same percentage of the total number of shares of Option Stock to be purchased by the several Underwriters on the Second Closing Date as such Underwriter purchased of the total number of shares of the Firm Stock, as adjusted by the Representative to avoid fractions and to reflect any adjustment required by Section 11 hereof. The Company will deliver certificates representing the shares of the Option Stock being purchased by the several Underwriters to you, with any transfer taxes thereon duly paid by the Company, for the respective accounts of the several Underwriters on the Second Closing Date at the place and time of such closing, or to your designee at a specified place at the same time, against payment of the purchase price therefor in immediately available funds to the order of the Company. The certificates representing the shares of the Option Stock to be so delivered will be in such denominations and registered in such names as you may specify to the Company at or before 3:00 p.m., Eastern Time, on the second full business day prior to the Second Closing Date. Such certificates will be made available for checking and packaging at least twenty-four (24) hours prior to the Second Closing Date. The option granted hereby may be canceled by you as the Representative of the several Underwriters, as to the shares of the Option Stock for which the option is unexercised, at any time prior to the expiration of the 30-day period, upon written or telephonic (subsequently confirmed in writing) notice to the Company.

     4. Offering by Underwriters. Subject to the terms and conditions hereof, the several Underwriters agree that they will (i) offer the Stock to the public as set forth in the Prospectus as soon after the Effective Date as may be practicable, but in no event later than 5:00 p.m., Eastern Time, on the 15th business day subsequent to the Effective Date and (ii) offer and sell the Stock to the public only in those jurisdictions, and in such amounts, where due qualification and/or registration has been effected or an exemption from such qualification and/or registration is available under the applicable securities or Blue Sky laws of such jurisdiction; it being understood, however, that such agreement only covers the initial sale of the Stock by the Underwriters and not any subsequent sale of such Stock in any trading market that may develop after the public offering.

     5. Covenants of the Company. The Company covenants and agrees with each of the Underwriters that:


          (a) If the Registration Statement has not become effective, the Company will promptly file the Final Amendment with the Commission and use its best efforts to cause the Registration Statement to become effective; if the Registration Statement has become effective, the Company will prepare the Rule 430A Prospectus in a form approved by you and will file such Rule 430A Prospectus with the Commission pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; the Company will make no further amendment to the Registration Statement or supplement to the Prospectus of which you and counsel for the Underwriters shall not previously have been advised and furnished a copy, or to which you or counsel for the Underwriters shall object; the Company will advise you promptly, after the Company receives notice thereof, of the time when the Registration Statement, or any amendment thereto, has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and will furnish you and counsel for the Underwriters with copies thereof; the Company will advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or of any request by the Commission to amend or supplement the Registration Statement or the Prospectus or for additional information; in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the qualification of the Stock for offering or sale in any jurisdiction, the Company will promptly use its best efforts to obtain as soon as possible the withdrawal of such order; and the Company will use its best efforts to prevent the issuance of any such stop order or of any such order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the qualification of the Stock for offering or sale in any jurisdiction.

          (b) The Company will comply with the Act and the Rules and Regulations so as to permit the continuance of offerings, sales and dealings in the Stock under the Act for such period as may be required by the Act. Promptly from time to time, the Company will take such action as you may request to register and qualify the Stock for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of offerings, sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction. The Company consents to use of the Preliminary Prospectus, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Stock is offered by the Underwriters and any dealers, prior to the Effective Date.

          (c) The Company will furnish the Representative and counsel for the Underwriters, without charge, two signed and conformed copies of the Registration Statement as originally filed with respect to the Stock and each amendment thereto (in each case including all consents and exhibits filed therewith) and to each other Underwriter, without charge, one signed and conformed copy of such Registration Statement and each amendment thereto (in each case without the consents and exhibits filed therewith) and, so long as a prospectus relating to the Stock is required to be delivered under the Act or the Rules and Regulations, such number of copies of each Preliminary Prospectus, the Prospectus and all amendments or supplements thereto as you may from time to time reasonably request. If at any time when the delivery of a prospectus relating to the Stock is required under the Act or the Rules and Regulations, an event shall have occurred the result of which would cause the Prospectus as then amended or supplemented to include an untrue statement of a material fact or omit to state any material fact necessary in order to make statements therein, in the light of the circumstances under which they were made when such Prospectus was or is delivered, not misleading, or if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Act or the Rules and Regulations, the Company will forthwith prepare and, subject to the provisions of Section 5(a) hereof, file with the Commission an appropriate supplement or amendment thereto, and will furnish to each Underwriter and to any dealer in securities, without charge, such number of copies as you may from time to time reasonably request of an amended Prospectus that will correct such statement or omission or effect such compliance in accordance with the requirements of Section 10 of the Act. The Company consents to use of the Prospectus (and of any amendments or supplements thereto), in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Stock is offered by the Underwriters and any dealers, both in connection with the offering or sale of the Stock and for such period of time thereafter as the Prospectus is required to be delivered in connection therewith.

          (d) Not later than forty-five (45) days following the end of the fiscal quarter first occurring after the first anniversary of the Effective Date, or such other later date that the Commission may permit or establish by rule, regulation, release or other action, the Company will deliver to you and generally make available to its shareholders an earnings statement in form complying with the provisions of Section 11(a) of the Act (including, without limitation, Rule 158 of the Rules and Regulations) covering a period of at least twelve (12) consecutive months beginning after the Effective Date.

          (e) The Company will promptly file with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of you or the Company, be required by the Act or requested by the Commission.

          (f) The Company will, subsequent to the Effective Date and during any period when the Prospectus is required to be delivered under the Act, promptly file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Rules and Regulations.

          (g) For a period of five (5) years from the Effective Date, the Company will furnish to its shareholders as soon as practicable after the end of each fiscal year, an annual report (including a balance sheet, statement of income, statement of cash flow and statement of changes in shareholders' equity of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarterly periods in each fiscal year, summary financial information of the Company and its consolidated subsidiaries for such quarter in reasonable detail.

          (h) For a period of five (5) years from the Effective Date, the Company will deliver to you: (i) as soon as sent or made available to its shareholders, all such proxy statements, financial statements and reports as the Company shall send or make available to its shareholders, (ii) as soon as filed with the Commission, copies of all annual or periodic reports as the Company shall file with the Commission as required by the Act, the Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations, that are available for public inspection at the Commission, or any material reports filed in connection with the Company's listing on any stock exchange, and (iii) such additional publicly available information prepared by the Company concerning the business and financial condition of the Company as you may from time to time reasonably request.

          (i) The Company will apply the net proceeds from the sale of the Stock sold by it in the manner set forth in the Prospectus under the caption "Use of Proceeds."

          (j) The Company will not, and will cause its directors, officers, agents, employees and affiliates (as defined in the Act and the Rules and Regulations) to not, take, directly or indirectly, any action designed to stabilize or manipulate or that constitutes, or might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company in order to facilitate the sale or resale of the Stock or otherwise.

          (k) Prior to the respective Closing Dates, except as set forth in the Prospectus (i) there will not be any change (on a pro forma basis or otherwise) in the capital stock or short-term or long-term debt of the Company, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, prospects, properties, assets, results of operations or condition (financial or other) of the Company, (ii) neither the Company nor any Subsidiary will incur any material liability or obligation, direct or contingent, or enter into any material transaction, and
(iii) there will not be any dividend of any kind declared, paid or made by the Company on its capital stock other than dividends declared, paid or made in accordance with past practices.

          (l) The Company will file with Nasdaq all documents and notices required by Nasdaq of companies that have issued securities that are traded on Nasdaq, in the over-the-counter market and quotations for which are reported by Nasdaq.

          (m) For a period of ninety (90) days from the date of the Prospectus, the Company will not, without the prior written consent of McDonald Investments Inc., directly or indirectly, sell, offer to sell, contract to sell, grant any option for the sale of, transfer, distribute or otherwise dispose of by any means (or publicly announce any intention to do the foregoing) any Preferred Shares or Common Shares or any securities convertible into or exchangeable or exercisable for Preferred Shares or Common Shares that the Company has or will have the right to issue and sell through options, warrants, subscription or other rights; provided, however, that the Company may, within such 180 day period, issue up to _______ Common Shares pursuant to options outstanding under the Company's Stock Incentive Plan and issue Common Shares pursuant to the Company's Employee Stock Purchase Plan.

          (n) The Company will comply with the financial record-keeping requirements and internal accounting control requirements of Section 13(b)(2) of the Exchange Act.

     6. Payment of Expenses. The Company will pay or cause to be paid all costs and expenses incident to the performance of the obligations of the Company hereunder, including, but not limited to, the fees, disbursements and expenses of its counsel; the fees, costs and expenses of preparing, printing and delivering the certificates for the Stock; the fees, costs and expenses of the transfer agent and registrar for the Preferred Shares; the fees, disbursements and expenses of its accountants; the filing fees and expenses incurred in connection with the qualification, registration or exemption of the Stock under state securities or Blue Sky laws and the reasonable fees, disbursements and expenses of counsel for the Underwriters in connection with such qualification, registration or exemption and the preparation and printing of the preliminary and final Blue Sky surveys; the filing fees and expenses paid and incurred by the Underwriters, including the reasonable fees, disbursements and expenses of counsel for the Underwriters, in connection with the review of the terms of the underwriting arrangements by the National Association of Securities Dealers, Inc. (the "NASD"); all fees and expenses in connection with the listing and quotation of the Stock on Nasdaq; the costs and expenses in connection with the preparation, printing and filing of the Registration Statement (including the financial statements and exhibits thereto) as originally filed and as amended, all amendments thereto, all Preliminary Prospectuses, the Prospectus and any amendments or supplements thereto and the furnishing to the Underwriters of copies thereof, including charges for mailing, air freight and delivery, counting and packaging thereof; the costs and expenses in connection with the printing of this Agreement and the Agreement Among Underwriters and other documents distributed to the Underwriters; all reasonable costs and expenses incurred in connection with the "road show" for the Stock; and all other costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection.

     7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Stock on the First Closing Date and the Option

Stock on the Second Closing Date shall be subject, in their discretion, to the condition that the representations and warranties of the Company contained herein shall be true and correct in all respects as of the date hereof and as of the respective Closing Dates, to the condition that the written statements of an authorized officer of the Company made and delivered pursuant to the provisions hereof shall be true and correct in all respects, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) The Registration Statement shall have become effective not later than 5:00 p.m., Eastern Time, on the date of this Agreement, or at such later time or on such later date as shall have been consented to in writing by you, and you shall have received notice thereof not later than the first full business day next following the date of this Agreement or such later date as shall be consented to in writing by you. If you and the Company shall have elected to rely upon Rule 430A of the Rules and Regulations, the price of the Stock and any price-related or other information previously omitted in reliance upon such Rule 430A shall have been filed with the Commission in the manner and within the time period required by Rule 424(b). Prior to each Closing Date, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or you, shall be contemplated by the Commission and all requests for additional information made by the Commission shall have been complied with to your satisfaction.

          (b) All corporate proceedings and related legal and other matters in connection with the organization of the Company and the registration, authorization, issue, sale and delivery of the Stock shall have been reasonably satisfactory to Thompson Hine LLP, counsel for the Underwriters, and Thompson Hine LLP shall have been timely furnished with such documents, certificates and opinions as they may have requested to enable them to pass upon the issuance and sale of the Stock as contemplated by this Agreement, and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company or the fulfillment of any of the conditions herein contained.

          (c) You shall not have advised the Company that the Registration Statement or the Prospectus or any amendment thereof or supplement thereto contains an untrue statement of fact that, in the opinion of Thompson Hine LLP, counsel for the Underwriters, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading. Subsequent to the Effective Date, (i) there shall not have been any change, or any development involving a prospective material adverse change, in or affecting the business, prospects, properties, assets, results of operations or condition (financial or other) of the Company not described in the Prospectus, that, in your reasonable opinion, would materially and adversely affect the market for the Stock or make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Stock and (ii) the business, prospects, properties, assets, results of operations or condition (financial or other) of the Company shall not have been materially interfered with by any fire, explosion, flood or other calamity, whether or not covered by insurance, or by any labor dispute, work stoppage or work slowdown or court or governmental action, order or decree.

          (d) You shall have received as of each Closing Date (or prior thereto as indicated) the following:

               (i) Such opinion or opinions of Bradley & Riley PC, counsel for the Company, addressed to the Underwriters and dated the respective Closing Dates, in form and substance satisfactory to you, to the effect that:

                    (aa) Each of the Company and its Subsidiaries has been duly incorporated (or otherwise formed, as appropriate) and is validly existing as a corporation (or other entity, as appropriate) in good standing under the laws of the state of its formation, with power and authority (corporate and other) to own and lease its properties and conduct its business as described in the Prospectus. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the nature of the business as presently conducted by it, or the nature of the property owned or leased by it, requires such qualification (except for those jurisdictions in which the failure to so qualify or be in good standing will not have a material adverse effect on the business, prospects, properties, assets, results of operation or condition (financial or other) of the Company or such Subsidiary).

                    (bb) The Company has the duly authorized, issued and outstanding capitalization as set forth under "Capitalization" in the Prospectus. Immediately prior to the First Closing Date, none of the Preferred Shares were outstanding. In the event of a Second Closing Date, the only outstanding Preferred Shares will be those sold pursuant to this Agreement. All of the outstanding Common Shares have been duly authorized and validly issued, are fully paid and nonassessable, are free of any preemptive rights, rights of first refusal or similar rights, were issued and sold in compliance with applicable federal and state securities laws and conform to the description thereof contained in the Prospectus, and any certificates for the Common Shares are in due and legal form under Iowa law. Except as described in the Prospectus, to the best knowledge of such counsel, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible, exchangeable or exercisable for capital stock of the Company. To the best knowledge of such counsel, there are no contracts, agreements or understandings between the Company and any person or entity granting such person or entity the right to require the Company to file a registration statement under the Act with respect to any securities owned or to be owned by such person or entity or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act other than such contracts, agreements or understandings as have been satisfied by the inclusion of securities in the Registration Statement.

                    (cc) The Preferred Shares conform in substance to all statements in relation thereto contained in the Registration Statement and the Prospectus and the Firm Stock has been duly authorized and, when (and, with respect to the Option Stock, if) issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, free of any preemptive rights, rights of first refusal or similar rights. The Stock conforms to the description thereof contained in the Prospectus and the certificates for the Stock are in due and legal form under Iowa law. All corporate action required to be taken for the issuance of the Stock by the Company has been validly and sufficiently taken.

                    (dd) This Agreement has been duly and validly authorized, executed and delivered on behalf of the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                    (ee) The Registration Statement has become effective under the Act; the Prospectus has been filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion, on the date specified in such opinion, or such filing is not required; and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and not withdrawn, and no proceedings for that purpose have been instituted, are pending or, to such counsel's knowledge, are contemplated by the Commission. The Registration Statement and the Prospectus, and each amendment thereof or supplement thereto (except for the financial statements, notes and schedules and other financial data included therein as to which such counsel need express no opinion), as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; all descriptions in the Registration Statement and the Prospectus of contracts or other documents are accurate and fairly present the information required to be shown with respect to such matters, all such contracts and other documents conform in all material respects to the descriptions thereof contained therein, and to the extent such contracts or other documents are required under the Act or the Rules and Regulations to be filed therein, as exhibits to the Registration Statement, they are so filed; to such counsel's knowledge, there are no contracts or other documents that are required to be described in the Registration Statement and the Prospectus, incorporated by reference therein or filed as exhibits to the Registration Statement by the Act or the Rules and Regulations that are not so described, incorporated by reference or filed; and to such counsel's knowledge, all descriptions in the Registration Statement and the Prospectus of statutes, regulations or legal or governmental actions, suits, proceedings or investigations are accurate and fairly present the information required to be shown with respect to such matters and there are no statutes, regulations or legal or governmental actions, suits, proceedings or investigations that are required to be described in the Registration Statement and the Prospectus by the Act or the Rules and Regulations that are not so described.

                    (ff) The execution, delivery and performance of this Agreement by the Company, the consummation by the Company of the transactions herein contemplated, the issuance and sale of the Stock and the compliance by the Company with all the provisions of this Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any pledge, lien, encumbrance, equity, security interest, charge or claim upon any of the property or assets of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement, lease, contract or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company are subject and of which such counsel has knowledge after reasonable investigation, nor will such action result in any violation of the provisions of the Third Amended and Substituted Articles of Incorporation or the By-Laws or other organizational documents, in each case as amended to the date of such opinion, of the Company, or, to the knowledge of such counsel, any statute or any order, ruling, judgment, decree, rule or regulation applicable to the Company or any Subsidiary of any court or governmental agency or body having jurisdiction over the Company or its Subsidiaries or its business, properties or assets.

                    (gg) No consent, approval, authorization, order, license, certificate, permit, registration or qualification of or with any court or governmental agency or body is required of the Company for the issuance and sale of the Firm Stock (or, if applicable, the Option Stock) or the consummation by the Company of the transactions herein contemplated, except: (i) as required under the Act or the Rules and Regulations with respect to the Firm Stock (or, if applicable, the Option Stock); (ii) as may be required under the Exchange Act or the Exchange Act Rules and Regulations with respect to the Firm Stock (or, if applicable, the Option Stock); (iii) for such consents, approvals, authorizations, orders, licenses, certificates, permits, registrations or qualifications as may be required under securities or Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Firm Stock (or, if applicable, the Option Stock) by the Underwriters; and (iv) for such consents or approvals as may be required of the Iowa Insurance Commissioner and the Iowa Attorney General; and all such consents, approvals, authorizations, orders, licenses, certificates, permits, registrations or qualifications have been obtained.

                    (hh) To the best knowledge of such counsel, there are no legal or governmental actions, suits, proceedings or investigations pending or threatened or contemplated to which the Company or any of its Subsidiaries, executive officers or directors is a party, or of which the business, property or assets (including, without limitation, any of the Licenses) of the Company, or any of the Company's employees is the subject that is required to be described in the Prospectus or that, individually or in the aggregate (after giving effect to any applicable insurance, reinsurance or reserves therefor), could have a material adverse effect or a prospective material adverse effect on the business, prospects, properties, assets, results of operations or condition (financial or other) of the Company or that might materially and adversely affect the consummation of the transactions contemplated in this Agreement, except as set forth in the Prospectus. To the best knowledge of such counsel, neither the Company nor any Subsidiary is subject to any outstanding order, ruling, judgment, award or decree that could have a material adverse effect on the business, prospects, properties, assets, results of operations or condition (financial or other) of the Company; and, to the best knowledge of such counsel, all pending legal or governmental proceedings to which the Company or its Subsidiaries is a party or by which the business, property or assets of the Company are subject that are not described in the Prospectus, including ordinary routine litigation incidental to its business, are, considered individually or in the aggregate, not material.

                    (ii) Neither the Company nor any Subsidiary is in violation of its Articles of Incorporation, By-laws or other organizational documents, in each case as amended to the date of such opinion, and no default exists, and no event has occurred that, with notice or lapse of time, or both, would constitute an event of default by the Company or any Subsidiary in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, loan agreement, lease, contract or other agreement or instrument material to the Company, to which the Company or such Subsidiary is a party or by which the Company or such Subsidiary or its business, properties or assets are bound and of which such counsel has knowledge after reasonable investigation. To the knowledge of such counsel, neither the Company nor any Subsidiary is in violation of, in any material respect, any applicable statute or any applicable order, ruling, judgment, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or such Subsidiary or its business, properties or assets.

                    (jj) The Company is not and, after giving effect to the offering and sale of the Stock, will not be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act and the rules and regulations of the Commission thereunder.

                    (kk) Each of the Company and the Subsidiaries possesses all Licenses as are necessary under applicable law to own or lease, as the case may be, and to operate its properties and to conduct its business as presently conducted and as described in the Prospectus, and, to the best knowledge of such counsel, neither the Company nor any Subsidiary has received any notice of any restriction upon, or any notice of proceedings relating to the revocation or modification of any such Licenses, all such Licenses are valid and in full force and effect, and the Company and each Subsidiary is operating in compliance in all material respects with the terms and provisions of such Licenses.

                    (ll) Nothing has come to the attention of such counsel, after reasonable investigation and discussion with the Company, that would lead such counsel to believe that any of the representations and warranties of the Company contained in this Agreement or in any certificate or document contemplated under this Agreement to be delivered are not true or correct or that any of the covenants and agreements herein contained to be performed on the part of the Company or any of the conditions herein contained, or set forth in the Registration Statement and the Prospectus, to be fulfilled or complied with by the Company have not been or will not be duly and timely performed, fulfilled or complied with.

                    (mm) Nothing has come to the attention of such counsel, after reasonable investigation, that would lead such counsel to believe that either the Registration Statement or any amendment thereof or supplement thereto at the time such Registration Statement or amendment or supplement became effective and at the First Closing Date or the Second Closing Date, as the case may be, contains or contained an untrue statement of a material fact or omits or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment thereof or supplement thereto as of the date of such Prospectus or amendment or supplement and as of the First Closing Date or the Second Closing Date, as the case may be, contains or contained an untrue statement of a material fact or omits or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any belief or opinion with respect to the financial statements, notes and schedules and other financial data included therein).

                    (nn) The statements contained in the Registration Statement under the captions "Risk Factors," "Capitalization" and "Description of Capital Stock," insofar as they constitute statements of law or legal conclusions, are correct in all material respects and fairly present the information presented therein.

                    Such opinion may be limited to the laws of the State of Iowa and the federal laws of the United States, except that in rendering such opinion, such counsel (A) shall rely as to the matters referred to in Sections 7(d)(i)(aa) and (kk) hereof, and may rely as to the other matters referred to in
Section 7(d)(i) hereof, to the extent involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent specified in such opinion, upon an opinion or opinions of other counsel, familiar with the applicable laws (who shall be counsel satisfactory to counsel for the Underwriters), and (B) may rely as to matters of fact contained within the certificates and written statements of government officials, accountants and authorized officers of the Company, upon such certificates and written statements. You shall have received a copy of each of such opinion which shall be dated the respective Closing Date, addressed to you or otherwise authorizing you to rely thereon. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

               (ii) Such opinion or opinions of Thompson Hine LLP, counsel for the Underwriters, dated the respective Closing Dates, with respect to the incorporation of the Company, the validity of the Stock, the Registration Statement, the Prospectus and such other related matters as you may reasonably request, and the Company shall have furnished to such counsel such documents, certificates and opinions as such counsel may request for the purpose of enabling them to pass upon such matters. In connection with such opinions, such counsel may rely on representations or matters of fact contained within the certificates of the authorized officers of the Company.

               (iii) A certificate of the Company executed by the principal executive officer and the principal financial and accounting officer of the Company, dated each respective Closing Date, to the effect that:

                    (aa) The representations and warranties of the Company in
Section 2 hereof are true and correct as of each respective Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to each respective Closing Date.

                    (bb) No stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn, and no proceedings for that purpose have been instituted, are pending or, to the knowledge of the respective signers of the certificate, contemplated by the Commission.

                    (cc) The signers of such certificate have carefully and completely examined the Registration Statement and the Prospectus, nothing has come to their attention that would lead them to believe that the Registration Statement, at the time it became effective (or any amendment thereof made prior to the First Closing Date or the Second Closing Date, as the case may be, as of the date of such amendment), contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date thereof (or any amendment thereof or supplement thereto made prior to the First Closing Date or the Second Closing Date, as the case may be, as of the date of such amendment or supplement), contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Prospectus, (A) neither the Company nor any Subsidiary has incurred any material liability or obligation, direct or contingent, and it has not entered into any material transaction, (B) there has not been any change (on a pro forma basis or otherwise) in the capital stock or short-term or long-term debt of the Company, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, prospects, properties, assets, results of operations or condition (financial or other) of the Company, (C) there has not been any dividend of any kind declared, paid or made by the Company on its capital stock other than dividends declared, paid or made in accordance with past practices, and (D) the Company has not sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute, work stoppage or work slowdown or court or governmental action, order or decree which could have a material adverse effect on the business, prospects, properties, assets, results of operations or condition (financial or other) of the Company; and since the Effective Date there has occurred no event required to be set forth in an amended or supplemented Prospectus that has not been so set forth in the Prospectus.

                    (iv) Letters from Arthur Andersen LLP dated respectively the date of this Agreement and each respective Closing Date, addressed to you and in form and substance reasonably satisfactory to you, providing customary assurances with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

               (e) Prior to each Closing Date, the Company shall have furnished to you such further certificates and documents as you may reasonably request.

               (f) Prior to each Closing Date, no stop orders suspending the qualification of the Stock for offering or sale under the securities or Blue Sky laws of the states in which the Stock is to be offered and sold shall have been issued and not withdrawn, and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or you, contemplated by the applicable state securities administrators.

               (g) Each affiliate of the Company (as described in Section 2(z) hereof) shall have delivered to you an agreement that, for a period of one hundred eighty (180) days from the date of the Prospectus, such person will not to, without the prior written consent of McDonald Investments Inc., directly or indirectly, sell, offer to sell, contract to sell, grant any option for the sale of, transfer, distribute or otherwise dispose of by any means (or publicly announce any intention to do the foregoing) any Preferred Shares or Common Shares (including, without limitation, Preferred Shares or Common Shares that may be deemed to be beneficially owned by such persons in accordance with the Exchange Act Rules and Regulations) or any securities convertible into or exchangeable or exercisable for Preferred Shares or Common Shares that such person has or will have the right to acquire through options, warrants, subscriptions or other rights, other than, in the case of individuals, under certain limited circumstances.

     If any condition of the Underwriters' obligations hereunder to be satisfied prior to any Closing Date is not so satisfied, this Agreement may be terminated by you prior to such Closing Date, upon writing or telephonic (subsequently confirmed in writing) notice to the Company.

     All opinions, certificates, letters and documents furnished to you pursuant to this Section 7 will be considered to be in compliance with the provisions hereof only if they are in all material respects satisfactory to you and to Thompson Hine LLP, counsel for the Underwriters, as to which both you and such counsel shall act reasonably. The Company will furnish you with such executed and conformed copies of such opinions, certificates, letters and documents as you may request.

     You, on behalf of the Underwriters, may waive in writing the compliance by the Company of any one or more of the foregoing conditions or extend the time for its performance.

     8. Information Provided by the Underwriters. The statements set forth in the [last paragraph on the outside front cover page of the Prospectus and in the last paragraph on the inside front cover page of the Prospectus] and the statements set forth under the caption "Underwriting" in the Prospectus shall constitute the only information furnished by any Underwriter through you to the Company for purposes of Sections 2(d), 2(e) and 10 hereof.

     9. Termination of Agreement. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement, or a post-effective amendment thereto, to be declared effective before the offering of the Stock may commence, when notification of such effectiveness of the Registration Statement or such post-effective amendment has been released by the Commission. At any time before the happening of such occurrence, the Company may, by notice to you, terminate this Agreement; and at any time prior to such time, you, as the Representative of the several Underwriters, may, by notice to the Company, terminate this Agreement.

     This Agreement may also be terminated by you, as the Representative of the several Underwriters, by notice to the Company on or after the date of this Agreement and prior to each respective Closing Date, if at any time during such period any of the following has occurred: (i) except as set forth in the Registration Statement and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in or affecting the business, prospects, properties, assets, results of operation or condition (financial or other) of the Company, whether or not arising in the ordinary course of business, (ii) any outbreak of hostilities or escalation in existing hostilities anywhere in the world or other national or international calamity or crisis or change in political, financial or economic conditions, if the effect of such outbreak, escalation, calamity, crisis or change in the political, financial or economic conditions of the United States would, in your reasonable judgment, make it impracticable to offer for sale or to enforce contracts made by the Underwriters for the resale of the Stock agreed to be purchased hereunder, (iii) any general suspension of trading in securities on the New York Stock Exchange, the American Stock Exchange or Nasdaq or any general limitation on prices for such trading or any general restrictions on the distribution of securities, all to such a degree as would, in your reasonable judgment, materially and adversely affect the market for the Stock, or (iv) a banking moratorium shall have been declared by any Federal, Ohio, Missouri or New York State authorities.

     This Agreement may also be terminated as provided in Sections 7 and 11 hereof.

     If this Agreement shall be terminated by you because of any failure on the part of the Company to comply with any of the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company shall pay, in addition to the costs and expenses referred to in Section 8 hereof, all reasonable out-of-pocket expenses incurred by the Underwriters in contemplation of the performance by them of their obligations hereunder, including but not limited to the reasonable fees, disbursements and expenses of counsel for the Underwriters, the Underwriters' reasonable printing and traveling expenses and postage, telegraph and telephone charges relating directly to the offering contemplated by the Prospectus, and also including reasonable advertising expenses of the Representative incurred after the date of this Agreement and so relating.

     10. Indemnification. (a) The Company will indemnify and hold harmless each Underwriter, and each person, if any, who controls each Underwriter (within the meaning of the Act or the Exchange Act) against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities, joint or several, (or actions in respect thereof) (i) arise out of or are based in whole or in part upon any inaccuracy or alleged inaccuracy in the representations or warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement or any amendments thereof or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) any Preliminary Prospectus, the Prospectus or any amendments thereof or supplements thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and, subject to the provisions of
Section 10(c) hereof, will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating, preparing to defend or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity provided for in this Section 10(a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter or to the benefit of any person controlling such Underwriter in respect of any loss, claim, damage, liability or action asserted by a person who purchases shares of the Stock from such Underwriter, if such Underwriter failed to send or give a copy of the Prospectus (as the same may then be amended or supplemented) to such purchaser concurrently with or prior to written confirmation of the sale to such purchaser, in any case where such delivery is required by the Act, and the Company previously furnished copies of such Prospectus in the quantity requested in accordance with Section 5(c) hereof to such Underwriter, and the loss, claim, damage, liability or action of such Underwriter results from an allegedly untrue statement or omission of a material fact contained in the Preliminary Prospectus and such allegedly untrue statement or omission was corrected in the Prospectus or the Prospectus as then supplemented or amended; and provided, further, that the Company will not be liable in any case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use in the preparation thereof, as referred to in Section 8 hereof. The indemnity provided for in this Section 10(a) shall be in addition to any liability that the Company may otherwise have.

          (b) Each Underwriter will indemnify and hold harmless the Company, each person, if any, who controls the Company (within the meaning of the Act or the Exchange Act), each of the Company's directors and each of the Company's officers who signed the Registration Statement against any losses, claims, damages or liabilities to which the Company, or such controlling person or any such director or officer may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (i) the Registration Statement or any amendments thereof or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any Preliminary Prospectus or the Prospectus or any amendments thereof or supplements thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use in the preparation thereof, as referred to in Section 8 hereof; and, subject to the provisions of Section 10(c) hereof, will reimburse the Company and each such controlling person and each such director or officer for any legal or other expenses reasonably incurred by them in connection with investigating, preparing to defend or defending any such loss, claim, damage, liability or action. The indemnity provided for in this
Section 10(b) shall be in addition to any liability that the Underwriters may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 10, notify each party against whom indemnification is to be sought in writing of such claim or the commencement of such action; provided, however, that the failure so to notify an indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under this
Section 10. In the event that any such claim or action is brought against any indemnified party, and it notifies the indemnifying party of such claim or the commencement of such action, the indemnifying party will be entitled to participate therein, and to the extent that it may elect to assume the defense thereof (jointly with any other indemnifying party similarly notified), with counsel approved by such indemnified party (which approval shall not be unreasonably withheld), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ separate counsel with respect to any such claim or action, but any fees, disbursements and expenses of such counsel for the indemnified party shall be at the sole expense of such indemnified party unless (i) the employment of counsel by such indemnified party at the indemnifying party's or parties' expense has been authorized in writing by the indemnifying party or parties, (ii) the named parties to any such action include both the indemnifying party or parties and the indemnified party, and the indemnified party shall have reasonably concluded that there is an actual or potential conflict of interest between the indemnifying party or parties and the indemnified party in the conduct of the defense of such action and the indemnified party so notifies the indemnifying party or parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party or parties shall not have employed counsel to assume the defense of such claim or action within a reasonable time after notice of the commencement thereof, in each of such cases the fees, disbursements and expenses of counsel for the indemnified party shall be at the sole expense of the indemnifying party or parties. In no event shall the indemnifying party or parties be liable for the fees, disbursements and expenses of more than one separate firm of attorneys for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same set of allegations or circumstances (in addition to one separate firm of local attorneys in each such jurisdiction).

     No indemnifying party, without the prior written consent of the indemnified party, shall effect any settlement of any claim or action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional and irrevocable release of such indemnified party from all loss, claims, damage or liability with respect to claims that are the subject matter of such claim or action. Anything in this Section 10 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent.

          (d) In order to provide for just and equitable contribution in circumstances in which indemnification provided for in this Section 10 is for any reason held to be unavailable from the Company or the Underwriters, as the case may be, or such indemnification is insufficient to hold harmless a party indemnified hereunder, the indemnifying party shall contribute, in lieu of indemnifying such indemnified party, the amount of the aggregate losses, claims, damages, liabilities and expenses (in all cases, of the nature contemplated by the provisions of this Section 10) including, without limitation, any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit, proceeding or claims asserted, but only after deducting, in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution (including persons who control the Company within the meaning of the Act or the Exchange Act, the directors of the Company and the officers of the Company who signed the Registration Statement) to which the Company or one or more of the Underwriters, as the case may be, may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company or one or more of the Underwriters, as the case may be, from the offering of the Stock or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in this Section 10, in such proportion as is appropriate to reflect not only the relative benefits referred to above, but also the relative fault of the Company and one or more of the Underwriters, as the case may be, in connection with the statements, acts or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company or one or more of the Underwriters, as the case may be, shall be deemed to be in the same proportion as (i) the total proceeds from the offering of the Stock (net of underwriting discounts and commissions, but before deducting expenses) received by the Company, and (ii) the underwriting discounts and commissions received by one or more of the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and of one or more of the Underwriters, as the case may be, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or one or more of the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this
Section 10(d) were determined by pro rata allocation (even if one or more of the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 10(d), (A) in no case shall any Underwriter (except as may be provided in the Agreement Among Underwriters) be liable or responsible for any amount in excess of the underwriting discounts and commission applicable to the Stock purchased by such Underwriter hereunder and (B) no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) by the action of a governmental or regulatory body having jurisdiction over same shall be entitled to contribution from any person, if any, who was not found guilty of such fraudulent misrepresentation. For purposes this Section 10(d), each person, if any, who controls an Underwriter (within the meaning of Section 15 of the Act) shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company (within the meaning of Section 15 of the Act), each director of the Company and each officer of the Company who signed the Registration Statement shall have the same rights to contribution as the Company, subject in each case to clauses (A) and (B) of this Section 10(d). Any party entitled to contribution will, promptly after receipt of notice of any claim or the commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 10(d), notify such party or parties from whom contribution may be sought; provided, however, that the failure so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 10(d) or otherwise. No party shall be liable for contribution for any settlement of any action or claim effected without its written consent. The contribution provided for in this Section 10(d) shall be in addition to any liability that the Company and the Underwriters may otherwise have. The Underwriters' obligations in this Section 10(d) to contribute are several in proportion to their respective underwriting obligations, and not joint.

     11. Default of the Underwriters. If on either the First Closing Date or the Second Closing Date any Underwriter or Underwriters default in its or their obligations to purchase the Stock hereunder (the "Defaulted Stock") and arrangements satisfactory to you and the Company, evidenced by a writing or writings signed by you and the Company, for the purchase of such Defaulted Stock are not made by the non-defaulting Underwriters within thirty-six (36) hours after such default, then this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company (except that the Company shall be liable for the expenses to be paid by it pursuant to the provisions of
Section 6 hereof other than the fees, disbursements and expenses of counsel for the Underwriters); provided, however, that if the number of shares of Defaulted Stock does not exceed 10% of the number of shares of the Stock agreed to be purchased pursuant to this Agreement by all non-defaulting Underwriters, the non-defaulting Underwriters shall be obligated, in proportion to their respective underwriting obligations hereunder, to take up and pay for all shares of Defaulted Stock.

     If any such default occurs, either you or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, for not more than seven (7) business days in order that the necessary changes in the Registration Statement, the Prospectus and any other documents, as well as any other arrangement, may be effected, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus that in your opinion may thereby be made necessary. As used in this Agreement, the term "Underwriters" includes any person substituted for an Underwriter under this Section 11, with like effect as if such person had originally been a party to this Agreement. Nothing herein will relieve a defaulting Underwriter from its liability to the other several Underwriters and the Company for its default hereunder.

     12. Representations, Warranties, Agreements and Indemnities to Survive Delivery. The respective indemnities, agreements, representations and warranties of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, will remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, the Company or any of their respective officers or directors, or any controlling person, and will survive the delivery of and payment for the Stock and, in the case of the agreements contained in Sections 6, 8 and 10 through 14 hereof, will survive any termination of this Agreement.

     13. Notices. All statements, requests, notices and agreements hereunder, unless otherwise specified in this Agreement, will be in writing and, if sent to the Underwriters, will be delivered or sent by mail, overnight courier or facsimile transmission (with receipt confirmed) to McDonald Investments Inc., at McDonald Investment Center, 800 Superior Avenue, Cleveland, Ohio 44114,
Attention: Jonathan Crane (Fax: 216-443-3815), with a copy to Thompson Hine LLP, at 3900 Key Center, 127 Public Square, Cleveland, Ohio 44114, Attention: Daniel
T. Young, Esq. (Fax: 216-566-5800), or if sent to the Company, will be delivered or sent by mail, overnight courier or facsimile transmission (with receipt confirmed) to United Fire & Casualty Company, at 118 Second Avenue S.E., Cedar Rapids, Iowa 52407, Attention: Kent G. Baker (Fax: 319-286-2512), with a copy to Bradley & Riley PC, 2007 First Avenue S.E., Cedar Rapids, Iowa 52402, Attention:
Michael K. Denney (Fax: 319-363-9824); provided, however, that any notice to any Underwriter pursuant to Section 10(b) hereof shall be delivered or sent by mail, overnight courier or facsimile transmission (with receipt confirmed) to such Underwriter at its address or facsimile number set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address and/or facsimile number will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

     14. Successors; Governing Law. This Agreement shall inure solely to the benefit of and be binding upon the parties hereto, the officers and directors and controlling persons referred to in Section 10 and their respective successors, assigns, heirs, executors and administrators, and no other persons will acquire or have any right or obligation under or by virtue of this Agreement. This Agreement will be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to the principles of conflicts of laws thereof.

     15. Definition of the Term "Business Day". For purposes of this Agreement, "business day" means any day when the Commission's office in Washington, D.C. is open for business.

     16. Execution in Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     17. Headings. The headings herein are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

     18. Authority of the Representative. You represent and warrant that you have been authorized by the several Underwriters to enter into this Agreement on their behalf and to act for them in the manner hereinbefore provided.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed copies hereof, whereupon it will become a binding agreement by and among the Company and the several Underwriters, in accordance with its terms.

                                      Very truly yours,

                                      UNITED FIRE & CASUALTY COMPANY

                                      By:_______________________________
                                      Name:_____________________________
                                      Title:______________________________


The foregoing Agreement is hereby confirmed and accepted by us in Cleveland, Ohio, acting on our own behalf and as the Representative of the several Underwriters named on Schedule A annexed hereto, as of the date first above written.

McDONALD INVESTMENTS INC.
As Representative of the several Underwriters

BY:  McDONALD INVESTMENTS INC.

By:
         -----------------------------------------------------
         Managing Director

                                   SCHEDULE A
                                   ----------

                                  UNDERWRITERS


                                                                                            Number of Shares to
                  Underwriter                                                                  be Purchased
                  -----------                                                               -------------------
McDonald Investments Inc. .............................................................
A.G. Edwards & Sons, Inc. .............................................................

     Total ............................................................................

                                   SCHEDULE B
                                   ----------

                           SUBSIDIARIES OF THE COMPANY

Addison Insurance Company
Addison Insurance Agency
Lafayette Insurance Company
Insurance Brokers & Managers, Inc.
American Indemnity Financial Corporation
American Indemnity Company
Texas General Indemnity Company
United Fire and Indemnity Company
American Computing Company
United Fire Lloyds (an affiliate of the Company)
United Life Insurance Company

                                   SCHEDULE C
                                   ----------

                            AFFILIATES OF THE COMPANY

                                       34